Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Announces Closing of Acquisition of T-Mobile’s Wireline Business

WASHINGTON, D.C. May 1, 2023 – Cogent Communications Holdings, Inc. (“Cogent”) (NASDAQ: CCOI) today announced that it has closed the previously announced acquisition of T-Mobile’s Wireline Business.

The T-Mobile Wireline Business (formerly known as Sprint GMG) offers the legacy Sprint U.S. long-haul network, a current customer base who are a fit for Cogent’s products and services, and a group of experienced employees with the knowledge and capabilities to execute the company’s strategy.

About Cogent

Cogent (NASDAQ: CCOI) is a facilities-based provider of low cost, high speed Internet access and private network services to bandwidth intensive businesses. Cogent’s facilities-based, all-optical IP network provides services in 219 markets across 51 countries.

Cogent is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding benefits of the acquisition, integration plans and expected synergies and anticipated future financial and operating performance and results, including estimates for growth. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including risks related to the acquisition of T-Mobile’s Wireline Business by Cogent and related transactions, such as the risk that any announcements relating to the transaction could have adverse effects on the market price of Cogent’s common stock; the risk that the transaction and its consummation could have an adverse effect on the ability of Cogent to retain customers, to retain and hire key personnel or to maintain relationships with its suppliers and customers and on its operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve cost-cutting synergies or that it may take longer than expected to achieve those synergies and other factors; and other risks discussed from time to time in Cogent’s filings with the Securities and Exchange Commission, including, without limitation, Cogent’s Annual Report on Form 10-K for the year ended December 31, 2022. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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